Exhibit 99.1

Tecnoglass Completes Delisting of Shares from the Colombia Stock Exchange

Barranquilla, Colombia – November 19, 2020 - Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global residential and commercial construction industries, today announced that the Company has completed its previously-disclosed delisting of its ordinary shares from the Colombia Stock Exchange, the “Bolsa de Valores de Colombia,” upon which the shares listed on that exchange under the ticker symbol “TGLSC” ceased trading.

The Colombia stock listing was secondary to Tecnoglass’ primary listing on The Nasdaq Stock Market (NASDAQ) under the ticker symbol “TGLS”, which now serves as the exclusive exchange to transact Tecnoglass ordinary shares. With over 99% of Tecnoglass shares traded on the NASDAQ over the past two years, the delisting of secondary shares is expected to save on expenses, time and administrative resources associated with the Company’s listing on multiple exchanges.

Santiago Giraldo, Chief Financial Officer of Tecnoglass, commented, “The completed de-listing marks another step in our U.S. advancement strategy, where we source over 90% of our revenues and now execute the majority of our capital markets transactions. Building on the success of our recent debt refinancing on highly favorable terms through a consortium of mostly U.S and European based lenders, the exclusive listing of our shares on Nasdaq further simplifies our capital structure and we believe best aligns with the interests of our predominantly U.S.-based shareholders.”

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global residential and commercial construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state- of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies over 1000 customers in North, Central and South America, with the United States accounting for more than 80% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com

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